PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1972




                            Merrill Lynch & Co., Inc.



                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount: $50,000,000


CUSIP Number: 59018S6X7


Interest Rate: 7.62000%


Original Issue Date: May 22, 2000


Stated Maturity Date: November 21, 2001


Interest Payment Dates:  Semi-Annual  on Nov.  21,  2000 and May 21, 2001 and at
                         maturity.

Repayment at the Option
of the Holder:           The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the Option
of the Company:          The  Notes  cannot  be  redeemed  prior  to the  Stated
                         Maturity Date.


Form:     The Notes are being issued in fully registered book-entry form.


Trustee:  The Chase Manhattan Bank


Dated:    May 17, 2000